Exhibit 99.1

                        CONDITIONAL NOTICE OF REDEMPTION
                        --------------------------------
                                To the Holders of
                                -----------------

                              Vertrue Incorporated

                          9 1/4% Senior Notes due 2014

                               CUSIP No. 92534NAA9

     NOTICE IS HEREBY GIVEN THAT, pursuant to the provisions of the Indenture dated as of April 13, 2004, as supplemented by the First Supplemental Indenture, dated as of April 28, 2006, by and among Vertrue Incorporated (the "Company"), and LaSalle Bank National Association, as trustee (the "Trustee") and Bargain Network, Inc., Lavalife Inc., My Choice Medical Holdings, Inc. and MemberWorks Canada Corporation, as guarantors (as supplemented, the "Indenture"), under which the Company's 9 1/4% Senior Notes due 2014 (the "Notes") were issued, all outstanding Notes ($150,000,000 aggregate principal amount) will be redeemed in full on the Redemption Date (as defined below) at the Redemption Price (as defined below), subject to the consummation of the Merger (as defined below). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Indenture.

     The Company has entered into an Agreement and Plan of Merger, dated as of March 22, 2007 (the "Merger Agreement"), by and among the Company, Velo Holdings Inc. ("Parent") and Velo Acquisition Inc., a wholly-owned subsidiary of Parent, pursuant to which Velo Acquisition Inc. will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. In connection with the Merger, the Company has elected to redeem all outstanding Notes pursuant to the optional redemption provisions of Section 3.07(b) of the Indenture, conditioned upon, as permitted by Section 3.04 of the Indenture, the consummation of the Merger. The redemption date will be the date of the consummation of the Merger (the "Redemption Date"), which is currently expected to be July 12, 2007. The Merger is subject to receipt of stockholder and certain regulatory approvals as well as satisfaction of additional customary closing conditions. The full $150,000,000 aggregate principal amount of the Notes will be redeemed. This redemption represents 100% of the aggregate principal amount of the Notes and is being made to all Holders. The redemption price for the Notes will be 100% of the principal amount of the Notes redeemed plus the Applicable Premium (the definition of Applicable Premium, the related definition of Treasury Rate and Section 3.07(d) of the Indenture are reproduced in Annex A to this Notice of Redemption) as of, and accrued but unpaid interest (which, given a July 12, 2007 Redemption Date would be $3,892,708.33) to, the Redemption Date (the "Redemption Price").

     Upon the consummation of the Merger, payment of the Redemption Price will become due and payable on each Note on the Redemption Date upon presentation and surrender of the redeemed Notes to the Trustee, as Paying Agent, by hand or by mail as follows:

          By Mail:                                      By Hand:
          --------                                      --------
LaSalle Bank National Association              LaSalle Bank National Association
Corporate Trust Operations                     Corporate Trust Operations
135 S. LaSalle Street, Suite 1811              135 S. LaSalle Street, Suite 1811
Chicago, Illinois 60603                        Chicago, Illinois 60603


     From and after the Redemption Date the Notes will no longer be deemed outstanding and all rights with respect thereto will cease, except only the right of the holders thereof to receive the Redemption Price.

     If the Company deposits the Redemption Price with the Trustee, as Paying Agent, prior to 10:00 A.M. Central Daylight Time on the Redemption Date, interest on the Notes will cease to accrue on and after the Redemption Date, after the consummation of the Merger. However, if any note called for redemption is not so paid upon surrender after the consummation of the Merger on the Redemption Date because of the failure of the Company to deposit the Redemption Price with the Trustee, as Paying Agent, prior to 10:00 A.M. Central Daylight Time on the Redemption Date, interest on the Notes will be paid on the unpaid principal from the Redemption Date until such principal is paid.

     Under United States federal income tax law, paying agents may be required to withhold 28% of payments to holders unless such holders establish an exemption from withholding. United States persons generally establish an exemption from withholding by providing a paying agent with a completed Internal Revenue Service Form W-9. Non-United States persons generally establish an exemption from withholding by providing a paying agent with a completed Internal Revenue Service Form W-8 BEN. You should consult with your tax advisor regarding any tax consequences applicable to you.

     CUSIP numbers appearing herein have been included solely for the convenience of the holders of the outstanding Notes. Neither the Issuer nor the Trustee shall be responsible for the selection or use of any such CUSIP number, and no representation is made as to the correctness or accuracy of any CUSIP numbers provided in this notice or listed on the Notes. If there are any questions concerning this notice, please contact us at (312) 904-2231.




Dated:  June 11, 2007                              VERTRUE INCORPORATED


                                                   BY: LASALLE BANK NATIONAL
                                                   ASSOCIATION, AS TRUSTEE

                                     ANNEX A

Section 1.01 of the Indenture defines Applicable Premium and the related definition of Treasury Rate as follows:

     "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of: (1) 1.0% of the principal amount of the Note; and (2) the excess of: (a) the present value at such Redemption Date of (i) the redemption price of the Note at April 1, 2009 (such redemption price as set forth in Section 3.07(d) hereof) plus (ii) all required interest payments due on the Note through April 1, 2009 (excluding accrued but unpaid interest) computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 0.50%; over (b) the principal amount of the Note

     "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2009; provided, however, that if the period from the Redemption Date to April 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Section 3.07(d) of the Indenture, referred to in the definition on Applicable Premium above, provides as follows:

     After April 1, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

     Year                                         Percentage

     2009........................................  104.625%
     2010........................................  103.083%
     2011 .......................................  101.542%
     2012 and thereafter.........................  100.000%